                                                                    EXHIBIT 99.1

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                         FORM 10-QSB SEPTEMBER 30, 2002

           SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4
                          OF THE PARTNERSHIP AGREEMENT

     1. Statement of Cash Available for Distribution for the three months ended September 30, 2002:

          Net income                                                 $ 18,000
          Add:   Depreciation and amortization charged to income
                 not affecting cash available for distribution         47,000
                 Cash from reserves                                   215,000
                                                                     --------
                 Cash Available for Distribution                     $280,000
                                                                     ========
                 Distributions allocated to General Partners          $22,000
                                                                     ========
                 Distributions allocated to Limited Partners         $258,000
                                                                     ========

     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2002:

            Entity Receiving                    Form of
              Compensation                   Compensation                       Amount
          -------------------  --------------------------------------------    -------
          Winthrop
          Management LLC       Property Management Fees                        $ 4,000

          General Partners     Interest in Cash Available for Distribution     $22,000

          Affiliates of the
             General Partner   Interest in Cash Available for Distribution     $ 1,000


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